                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 1998



                            IDEXX Laboratories, Inc.
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
     -----------------------------------------------------------------------
                  (State or other jurisdiction of organization)


              0-19271                                01-0393723
     -----------------------------------------------------------------------
      (Commission File Number)         (I.R.S. Employer Identification No.)


         One IDEXX Drive, Westbrook, Maine                 04092
     -----------------------------------------------------------------------
     (Address of principal executive offices)            (Zip Code)


                                 (207) 856-0300
          ------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

See attached

May 11, 1998

To the Board of Directors and Shareholders
  Of Blue Ridge Pharmaceuticals, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows, and of changes in shareholders' equity present fairly, in all material respects, the financial position of Blue Ridge Pharmaceuticals, Inc. (a development stage company) at December 31, 1997 and the results of their operations and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Greensboro, NC

BLUE RIDGE PHARMACEUTICALS, INC.
BALANCE SHEETS
(a development stage company)
(in thousands, except share amounts)

                                                          DECEMBER       JUNE
                                                          31, 1997     30, 1998
                                                          --------     --------
                                                                     (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents                             $ 1,454      $   896
    Accounts receivable, net                                    -           51
    Inventories                                                 -          528
                                                          -------      -------
      Total current assets                                  1,454        1,475

Machinery and equipment, net                                   97          117
                                                          -------      -------
                                                          $ 1,551      $ 1,592
                                                          =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                $ 1,217      $ 1,056

Other long-term obligations                                   150            -
                                                          -------      -------
      Total liabilities                                     1,367        1,056
                                                          -------      -------

Commitments and contingencies (Notes 6 and 7)

Shareholders' equity:
  Class L common stock, $.01 par;
    4,000 shares authorized;
    1,105 and 905 issued and outstanding
    at June 30, 1998 and December 31, 1997                      -            -
  Class A common stock, $.01 par;
    36,000 shares authorized;
    9,945 and 8,145 shares issued and outstanding
    at June 30, 1998 and December 31, 1997                      -            -
  Additional paid-in capital                                4,262        6,262
  Deficit accumulated during the development stage         (4,078)      (5,726)
                                                          -------      -------
      Total stockholders' equity                              184          536
                                                          -------      -------
                                                          $ 1,551      $ 1,592
                                                          =======      =======





   The accompanying notes are an integral part of these financial statements

Blue Ridge Pharmaceuticals, Inc.
Statements of Operations
(a development stage company)
(in thousands)


                                         FOR THE            FOR THE SIX
                                        YEAR ENDED         MONTHS ENDED
                                     DECEMBER 31, 1997     JUNE 30, 1998
                                     -----------------     -------------
                                                            (UNAUDITED)

Revenue                                        --             $ 1,337
Cost of revenue                                --                 347
                                          -------             -------
       Gross profit                                               990

Research and development expenses         $ 1,311                 990
General and administrative expenses         2,264               1,666
                                          -------             -------
    Operating loss                         (3,575)             (1,666)
                                          -------             -------

Other income (expenses):
    Interest income                            83                  36
    Interest expense                          (15)                (18)
                                          -------             -------
                                               68                  18
                                          -------             -------

Loss before income taxes                   (3,507)             (1,648)

Provision for income taxes                     --                  --
                                          -------             -------

Net loss                                  $(3,507)            $(1,648)
                                          =======             =======


   The accompanying notes are an integral part of these financial statements

Blue Ridge Pharmaceuticals, Inc.
Statements of Shareholders' Equity
(a development stage company)
(in thousands, except share amounts)

                                   COMMON SHARES OUTSTANDING       COMMON STOCK
                                  ---------------------------   -----------------
                                     CLASS L        CLASS A
                                      COMMON         COMMON                         ADDITIONAL
                                    (DELAWARE      (DELAWARE    CLASS L   CLASS A     PAID IN    ACCUMULATED
                                  CORPORATION)   CORPORATION)    COMMON    COMMON     CAPITAL       DEFICIT
                                  ------------   ------------   -------   -------   ----------   -----------

Balance at December 31, 1996            699          6,290        $   -     $   -      $2,201      $  (571)

Issuance of additional shares
    from first closing                    6             55            -         -          61            -

Issuance of shares in second
    closing (September 8, 1997)         200          1,800            -         -       2,000            -

Net loss                                  -              -                      -           -       (3,507)
                                      -----          -----        -----     -----      ------      -------

Balance at December 31, 1997            905          8,145            -         -       4,262       (4,078)

Issuance of shares in third
    closing (March 18, 1998)            200          1,800            -         -       2,000

Net loss                                  -              -            -         -           -       (1,648)
                                      -----          -----        -----     -----      ------      -------

Balance at June 30, 1998 (unaudited)  1,105          9,945        $   -     $   -      $6,262      $(5,726)
                                      =====          =====        =====     =====      ======      =======

   The accompanying notes are an integral part of these financial statements

Blue Ridge Pharmaceuticals, Inc.
Statements of Cash Flows
(a development stage company)
(in thousands)

                                                         FOR THE         FOR THE SIX
                                                      PERIOD ENDED       MONTHS ENDED
                                                    DECEMBER 31, 1997   JUNE 30, 1998
                                                    -----------------   -------------
                                                                         (UNAUDITED)

Cash flows from operating activities:
    Net loss                                             $(3,507)          $(1,648)
    Adjustments to reconcile net loss to
       cash provided by operating activities:
       Depreciation                                           12                 7
    Changes in assets and liabilities:
       Accounts receivable                                                     (51)
       Inventory                                                              (528)
       Prepaid expenses                                       15
       Notes receivable                                        2                 -
       Accounts payable                                      922              (161)
       Other long-term obligations                             -              (150)
                                                         -------           -------
Net cash used by operating activities                     (2,556)           (2,531)
                                                         -------           -------

Cash flows from investing activities:
    Capital expenditures                                    (107)              (27)
                                                         -------           -------
Net cash used by investing activities                       (107)              (27)
                                                         -------           -------

Cash flows from financing activities:
    Issuance of common stock                               2,061             2,000
    Payments on related party note                          (110)                -
                                                         -------           -------
Net cash provided by financing activities                  1,951             2,000
                                                         -------           -------

Decrease in cash and cash equivalents                       (712)             (558)
Cash and cash equivalents at beginning of period           2,166             1,454
                                                         -------           -------
Cash and cash equivalents at end of period               $ 1,454           $   896
                                                         =======           =======

Supplemental disclosures of cash flow information:
Cash paid during the period for:
    Interest                                             $     3           $    18
                                                         =======           =======
    Income taxes                                         $     -           $     -
                                                         =======           =======



   The accompanying notes are an integral part of these financial statements

Blue Ridge Pharmaceuticals, Inc.
Notes To Financial Statements
(a development stage company)
(information with respect to June 30, 1998 is unaudited)
(in thousands, except share amounts)



NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

Blue Ridge Pharmaceuticals, Inc. was incorporated in North Carolina in July 1996 to develop and market pharmaceutical products in the animal health industry. Since inception the Company has been in the development stage, principally involved in research and development and other business planning activities, with no revenues from product sales. Successful future operations depend upon the Company's ability to develop, to obtain regulatory approval for and to commercialize its products. Management believes that the existing cash on hand at December 31, 1997, combined with proceeds from the March 1998 financing, additional anticipated financing and operating cash flows will be adequate to fund the Company's planned cash requirements at least through the end of 1998.

Effective December 23, 1996, the North Carolina corporation was merged into Blue Ridge Pharmaceuticals, Inc. (a Delaware corporation). At that time each of the 2,500,000 shares of stock of the North Carolina corporation was converted into
 .0004 shares of the Delaware corporation which became the surviving entity (the "Company").

On December 30, 1996, the Company entered into an agreement with Bain Capital, Inc. and Sutter Hill Ventures, Inc. (collectively referred to as the "Purchasers"), whereby the Purchasers committed to invest up to $30 million into the Company of which approximately $10 million is designated for start-up funding needs; the balance is designated for potential acquisitions.

On December 30, 1996 the Company and the Purchasers completed the first closing under the purchase agreement and issued 205 shares of the Company's Class L common stock and 1,845 shares of the Company's Class A common stock for $2,050,000. On September 8, 1997, the Company and the Purchasers completed the second closing under the purchase agreement and issued 200 shares of the Company's Class L common stock and 1,800 shares of the Company's Class A common stock for $2,000,000. On March 18, 1998, the Company and the purchasers completed the third closing under the purchase agreement and issued 200 shares the Company's Class L common stock and 1,800 shares of the Company's Class A common stock for $2,000.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are defined as short-term investments having an original maturity of three months or less.

MACHINERY AND EQUIPMENT

Machinery and equipment are stated at cost. Depreciation is calculated using accelerated methods over the estimated useful lives of the assets, ranging from five to seven years.

Blue Ridge Pharmaceuticals, Inc.
Notes To Financial Statements
(a development stage company)
(information with respect to June 30, 1998 is unaudited)
(in thousands, except share amounts)


RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and include costs of third parties who conduct research and development, pursuant to development and consulting agreements, on behalf of the Company.

INCOME TAXES

The Company provides for income taxes using the liability method whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of short-term financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities, approximates their carrying amounts in the financial statements due to the short maturity of such instruments. The fair value of other long-term obligations approximates their carrying amount based on the Company's estimated current incremental borrowing rate.

INTERIM FINANCIAL STATEMENTS

The interim financial data as of June 30, 1998 and for the six months ended June 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

NOTE 2 - MACHINERY AND EQUIPMENT

                                     DECEMBER 31,            JUNE 30,
                                         1997                 1998
                                     ------------            --------
                                                           (UNAUDITED)

Machinery and equipment                  $ 94                 $105
Office furniture and fixtures              15                   31
                                         ----                 ----
                                          109                  136

Less:  Accumulated depreciation           (12)                 (19)
                                         ----                 ----
                                         $ 97                 $117
                                         ====                 ====

NOTE 3 - INCOME TAXES

There is no current or deferred income tax expense for the year ended December 31, 1997 and the six months ended June 30, 1998, as the Company has incurred net operating losses for tax purposes of $2,247 at December 31, 1997 and $3,895 at June 30, 1998. Deferred tax assets are primarily attributable to the tax effects of these operating loss carryforwards and capitalized start

Blue Ridge Pharmaceuticals, Inc.
Notes To Financial Statements
(a development stage company)
(information with respect to June 30, 1998 is unaudited)
(in thousands, except share amounts)


up costs. A valuation allowance is required to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Management believes that a 100% valuation allowance is appropriate at this time given the stage of development of the Company.

NOTE 4 - SHAREHOLDERS' EQUITY

Class A and class L shares have equal voting rights of one vote per share. The class L shares accrue dividends cumulatively at a non-compounded annual rate of 12.5%. Any additional distributions declared in excess of the 12.5% yield on the class L shares would first be paid to the class L shareholders until the full original cost of the class L shares is paid; any residual dividends would be paid to the holders of all common stock classes based on the number of shares held by each such holder.

There have been no dividends declared as of December 31, 1997 and June 30, 1998. The unpaid amount of dividends related to class L shares was $312 at December 31, 1997 and $594 at June 30, 1998. As this amount has not been declared, no amount is accrued in the financial statements.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company has an agreement with Bain Capital, Inc. ("Bain") whereby Bain will provide management services to the Company through December 31, 2006. Bain is a related entity which purchased 1,800 shares of class A common stock and 200 shares of class L common stock of the Company for $2,000 during the first and second closings discussed in Note 1 above. Fees accrued relating to the management consulting agreement for the period ended December 31, 1997 and June 30, 1998 were $260 and $293, respectively.

During 1997, the Company repaid a loan from an officer of the Company for $110. The loan was made in 1996.

Blue Ridge Pharmaceuticals, Inc.
Notes To Financial Statements
(a development stage company)
(information with respect to June 30, 1998 is unaudited)
(in thousands, except share amounts)


NOTE 6 - OPERATING LEASES

The Company leases office facilities and equipment under noncancelable operating lease agreements.

Future minimum rental commitments at December 31, 1997 are as follows:

       YEAR ENDED
       ----------
            1998                                 $ 55
            1999                                   29
            2000                                    5
            2001                                    5
            2002                                    4
            After 2002                              -

NOTE 7 - RETIREMENT PLAN

The Company maintains a contributory 401(k) plan. The Company matches 100% of the first 5% of salary contributed by employees. The Company expensed $36 for employer contributions during 1997 and $25 for the six months ended June 30, 1998.

NOTE 8 - SUBSEQUENT EVENT (UNAUDITED)

On September 23, 1998, the Company entered into a stock purchase agreement with IDEXX Laboratories Inc., of Westbrook, Maine, whereby, 100% of the Company's outstanding stock was sold to IDEXX on October 1, 1998 in exchange for $39.1 cash, 5.5% notes amounting to $7.8 million, 805,519 warrants to acquire IDEXX common stock exercisable at $31.59 per common share, and 114,504 shares of common stock aggregating to an estimated fair value of $59.2 million. In addition, the agreement has contingent payments whereby if certain revenue and operating targets are met during certain dates through 2004, IDEXX will issue up to 1.24 million shares of its common stock to the selling shareholders of Blue Ridge. The 5.5% notes and 114,504 shares of common stock are contingently payable to certain management stockholders of the Company as long as they are continued to be employed under terms of the stock purchase agreement.

(b)   Pro Forma Financial Information

The unaudited pro forma condensed combined financial information gives effect, on a purchase accounting basis, to the Stock Purchase Agreement dated as of September 23, 1998 by and among IDEXX Laboratories, Inc. ("IDEXX"), Blue Ridge Pharmaceuticals, Inc. ("Blue Ridge"), and the stockholders of Blue Ridge Pharmaceuticals, Inc.

In connection with this transaction, IDEXX paid $39.1 million in cash from existing cash balances, issued warrants to purchase 805,519 shares of IDEXX common stock, exercisable at $31.59 per common share, promissory notes to certain stockholders amounting to $7.8 million, and future issuance of 114,894 shares of IDEXX common stock to a certain founder of Blue Ridge, issuable on October 1, 2001, if he is still employed with Blue Ridge or IDEXX. The estimated fair value of the consideration paid is approximately $59.2 million. In addition, IDEXX will issue up to 1.24 million of its common stock if certain operating results are achieved in the future. The pro forma financial statements do not reflect this contingent issuance.

The unaudited pro forma condensed combined statements, which are based on historical financial results, do not include any adjustments to reflect anticipated cost savings and other benefits management believes will result from the integration of Blue Ridge with IDEXX. The unaudited pro forma condensed combined balance sheet at June 30, 1998 assumes that the transaction occurred on June 30, 1998. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1998, and the year ended December 31, 1997 assumes that the transaction occurred on January 1, 1997. As part of this transaction, IDEXX expects to take a one time charge estimated at $50.1 million to write off in-process research and development. Due to the non-recurring nature of this change it is not included in the pro-forma statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997. The charge has been reflected in the equity of the balance sheet at June 30, 1998. The charge is not tax deductible.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. IDEXX's future financial statements will reflect the acquisition of Blue Ridge as of October 1, 1998.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of IDEXX as filed with the Securities and Exchange Commission in its Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the six months ended June 30, 1998.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS OF JUNE 30, 1998

(IN THOUSANDS)
                                                                    Pro forma      Pro forma
                                         IDEXX       Blue Ridge    Adjustments      Combined
                                     ------------- -------------   -----------     ---------
ASSETS
Current assets:
      Cash and cash equivalents         $129,637     $    896      a$(39,089)       $ 91,444
      Short-term investments              35,677                                      35,677
      Accounts receivable, net            49,246           51              -          49,297
      Inventories                         51,049          528              -          51,577
      Deferred income taxes and
        other current assets              19,484            -              -          19,484
                                        --------     --------       --------        --------
      Total current assets               285,093        1,475        (39,089)        247,479

Long-term investments                     12,530                                      12,530

Net property, plant and Equipment         40,377          117                         40,494
Other assets, net                         47,564            -      b   8,875          56,439
                                        --------     --------       --------        --------
Total assets                            $385,564     $  1,592       $(30,214)       $356,942
                                        ========     ========       ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                    15,686          281              -          15,967
      Accrued expenses                    39,014          775      c     269          40,058
      Notes payable                        2,547                   d   3,915           6,462
      Deferred revenue                    14,341            -              -          14,341
                                        --------     --------       --------        --------
      Total current liabilities           71,588        1,056          4,184          76,828

Long term notes payable                                            d   3,915           3,915

Stockholders' equity:
      Common stock                         3,860            -                          3,860
      Additional paid-in-capital         260,344        6,262      e   6,061         272,667
      Retained earnings
        (Accumulated deficit)             55,115       (5,726)     f (44,374)          5,015
      Cumulative translation
        adjustment                        (5,343)           -              -          (5,343)
                                        --------     --------       --------        --------
      Total stockholders' equity         313,976          536        (38,313)        276,199
                                        --------     --------       --------        --------
Liabilities and stockholders' equity    $385,564     $  1,592       $(30,214)       $356,942
                                        ========     ========       ========        ========

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                             FOR THE SIX MONTHS ENDED JUNE 30, 1998

(IN THOUSANDS)                                                  Pro forma   Pro forma
                                         IDEXX    Blue Ridge   Adjustments   Combined
                                       --------   ----------   -----------  ----------

Revenue                                $158,679       1,337           --      160,016
Cost of revenue                          78,736         347           --       79,083
                                       --------    --------      -------     --------
      Gross profit                       79,943         990           --       80,933

Expenses:
      Sales & marketing                  31,932                                31,932
      General & administrative           26,871       1,666    g $   444       28,981
      Research & development              9,909         990           --       10,899
                                       --------    --------      -------     --------
      Income (loss) from operations      11,231      (1,666)        (444)       9,121

Interest income (expense), net            3,292          18    h  (1,192)       2,118
                                       --------    --------      -------     --------

Net income (loss) before
      provision for income taxes         14,523      (1,648)      (1,636)      11,239

Provision (benefit) for income taxes      5,664          --    i  (1,108)       4,556
                                       --------    --------      -------     --------

      Net income (loss)                $  8,859    $ (1,648)     $  (528)    $  6,683
                                       ========    ========      =======     ========

Net income per share:
      Basic                            $   0.23                              $   0.17
      Diluted                          $   0.22                              $   0.17

Shares outstanding:
      Basic                              38,367                                38,481
      Diluted                            39,827                                39,941

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                              FOR THE YEAR ENDED DECEMBER 31, 1997


(IN THOUSANDS)                                                  Pro forma     Pro forma
                                       IDEXX      Blue Ridge   Adjustments     Combined
                                     ----------   ----------   -----------    ---------

Revenue                              $ 262,970           --            --     $262,970
Cost of revenue                        134,231           --            --      134,231
                                     ---------      -------      --------     --------
      Gross profit                     128,739           --            --      128,739

Expenses:
     Sales & marketing                  73,213                                  73,213
     General & administrative           42,899      $ 2,264    j $    888       46,051
     Research & development             17,057        1,311            --       18,368
     Non-recurring charge               34,500           --            --       34,500
                                     ---------      -------      --------     --------
     Income (loss) from operations     (38,930)      (3,575)         (888)     (43,393)

Interest income (expense), net           6,670           68    k   (2,385)       4,353
                                     ---------      -------      --------     --------

Net loss before
     benefit for income taxes          (32,260)      (3,507)       (3,273)     (39,040)
Benefit for income taxes               (11,140)                l   (2,356)     (13,496)
                                     ---------      -------      --------     --------
     Net loss                        $ (21,120)     $(3,507)     $   (917)    $(25,544)
                                     =========      =======      ========     ========

Net loss per share:
      Basic                          $   (0.56)                               $  (0.67)
      Diluted                        $   (0.56)                               $  (0.67)

Shares outstanding:
      Basic                             37,974                                  38,088
      Diluted                           37,974                                  38,088




    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

a.  Payment of cash purchase price
b.  Record estimated goodwill of $8,875
c.  Record Estimated acquisition costs of $269
d. Record notes payable issued to certain Blue Ridge stockholders amounting to $7,830, of which $3,915 is payable within one year
e. Record estimated value of warrants and stock to be issued as part of the acquisition amounting to $12,323, offset by elimination of Blue Ridge's additional paid-in-capital of $6,262
f. Adjustment for estimated write-off of in-process research & development of $50,100, offset by an elimination of Blue Ridge accumulated deficit of $5,726
g.  Record estimated amortization of goodwill for six months
h. Record estimated reduced interest income as a result of a reduction of cash balances of $39,089 at 5% per annum and interest expense on Notes Payable of 5.5% per annum
i. Record estimated adjustment for taxes using 39% effective tax rate, including provision for tax benefit of Blue Ridge's net loss. Goodwill amortization is not deductible
j.  Record estimated amortization of goodwill for the year
k. Record estimated reduced interest income as a result of a reduction of cash balances of $39,089 at 5% per annum and interest expense on Notes Payable of 5.5% per annum
l. Record estimated adjustment for taxes using 40% effective tax rate, including provision for tax benefit of Blue Ridge's net loss. Goodwill amortization is not deductible

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        IDEXX LABORATORIES, INC.



                                        BY: /s/ Ralph K. Carlton
                                            ---------------------------------
                                            Ralph K. Carlton
                                            Senior Vice President Finance and
                                            Administration






Date: November 12, 1998

(c) Exhibits

    (1) Consent of PricewaterhouseCoopers LLP